Exhibit 10.4

STOCKHOLDERS AGREEMENT

by and among

Authentic Brands Group Inc.

And

The Stockholders Listed on the Signature Pages Hereto

___________, 2021

TABLE OF CONTENTS

Page

SECTION I.	DEFINITIONS	1
1.1	Drafting Conventions; No Construction Against Drafter	1
1.2	Defined Terms	1

SECTION II.	REPRESENTATIONS AND WARRANTIES	4
2.1	Representations and Warranties of the Initial Stockholders	4
2.2	Representations and Warranties of the Company	4

SECTION III.	CORPORATE GOVERNANCE	5
3.1	Board of Directors.	5
3.2	Agreement of Company.	10

SECTION IV.	MISCELLANEOUS PROVISIONS	10
4.1	Access to Agreement; Amendment and Waiver	10
4.2	Notices	10
4.3	Counterparts; Electronic Delivery..	11
4.4	Remedies; Severability	11
4.5	Entire Agreement	11
4.6	Termination	11
4.7	Governing Law	12
4.8	Successors and Assigns; Beneficiaries	12
4.9	Consent to Jurisdiction; Specific Performance; WAIVER OF JURY TRIAL	12
4.10	Further Assurances; Company Logo	13
4.11	No Third Party Liability.	13
4.12	Effectiveness of Agreement.	13
4.13	Inconsistent Agreements	13

EXHIBIT

Exhibit A: Form of Joinder Agreement

i

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (this “Agreement”) is entered into as of _________, 2021 by and among (a) Authentic Brands Group Inc., a Delaware corporation (the “Company”), and (b) each of the stockholders of the Company listed on the signature pages hereto (collectively, the “Stockholders”).

Recitals

A.                 The Company is proposing to consummate an initial public offering (the “Initial Public Offering”) of its Class A Common Stock, par value $0.001 per share (together with the Company’s Class B Common Stock, par value $0.001 per share, and Class C Common Stock, par value $0.001 per share, the “Common Stock”), pursuant to an Underwriting Agreement, dated _________, 2021 (the “Underwriting Agreement”).

B.                  The Stockholders and the Company desire to enter into this Agreement effective upon the Effective Time (as defined herein).

C.                  The Board of Directors of the Company (the “Board of Directors”) has approved this Agreement.

D.                 The parties to this Agreement desire to agree upon the respective rights and obligations after the Effective Time with respect to the securities of the Company now or hereafter issued and outstanding and held by the parties to this Agreement and certain matters with respect to their investment in the Company.

Agreement

Now therefore, in consideration of the foregoing, and the mutual agreements and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

SECTION I.               DEFINITIONS

1.1               Drafting Conventions; No Construction Against Drafter.

(a)             The headings in this Agreement are provided for convenience and do not affect its meaning. The words “include,” “includes” and “including” are to be read as if they were followed by the phrase “without limitation.” If any date specified in this Agreement as a date for taking action falls on a day that is not a business day, then that action may be taken on the next business day. Unless specified otherwise, the words “party” and “parties” refer only to a party named in this Agreement or one who joins this Agreement as a party pursuant to the terms hereof.

(b)             The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent. If an ambiguity or question of intent or interpretation arises, this Agreement is to be construed as if drafted jointly by the parties and there is to be no presumption or burden of proof or rule of strict construction favoring or disfavoring any party because of the authorship of any provision of this Agreement.

1.2               Defined Terms. The following capitalized terms, as used in this Agreement, have the meanings set forth below.

“Affiliate” means with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with the specified Person, including any partner, officer, director or member of the specified Person and, if the specified Person is a private equity fund, any investment fund now or hereafter managed by, or which is controlled by or is under common control with, one or more general partners of the specified Person. For the purposes of this definition, “control” (including, with its correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct, or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise.

“Board of Directors” has the meaning set forth in the recitals.

“Closing” means the closing of the Initial Public Offering.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble and shall include any successor thereto.

“Designating Stockholder” means collectively or individually, as the context may require, the GA Stockholders, the LGP Stockholders, the LTPC Stockholders or the Salter Stockholders.

“Director” means a member of the Board of Directors.

“Effective Time” has the meaning set forth in Section 4.12.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“GA Director” has the meaning set forth in Section 3.1(a).

“GA Majority Interest” means, at any given time, the GA Stockholders holding a majority of the outstanding Shares held at that specified time by all GA Stockholders.

“GA Stockholders” means, collectively, (i) General Atlantic (AB) Collections, L.P. and (ii) such other Affiliates of General Atlantic LLC as may from time to time become party to this Agreement by execution of a Joinder Agreement and hold Shares as a Transferee of Shares from another GA Stockholder.

“GA Stockholders’ Designee” has the meaning set forth in Section 3.1(d).

“Initial Public Offering” has the meaning set forth in the recitals.

“Joinder Agreement” means the joinder agreement substantially in the form of Exhibit A.

“LGP Director” has the meaning set forth in Section 3.1(a).

“LGP Majority Interest” means, at any given time, the LGP Stockholders holding a majority of the outstanding Shares held at that specified time by all LGP Stockholders.

“LGP Stockholders” means, collectively, (i) LGP Licensee LLC, a Delaware limited liability company, (ii) Green Equity Investors CF, L.P., a Delaware limited partnership, (iii) LGP License II LLC, a Delaware limited liability company, and (iv) GEI VIII ABG Aggregator LLC, a Delaware limited liability company, and (v) such other Affiliates of Leonard Green & Partners, L.P. as may from time to time become party to this Agreement by execution of a Joinder Agreement and hold Shares as a Transferee of Shares from another LGP Stockholder.

“LGP Stockholders’ Designee” has the meaning set forth in Section 3.1(c).

“LTPC Directors” has the meaning set forth in Section 3.1(a).

“LTPC Majority Interest” means, at any given time, the LTPC Stockholders holding a majority of the outstanding Shares held at that specified time by all LTPC Stockholders.

“LTPC Stockholders means, collectively, (i) BL Orion III (A) LP, a Delaware limited partnership, (ii) BL Lepus LP, a Delaware limited partnership, and (iii) such other Affiliates of BlackRock Financial Management, Inc.’s Long Term Private Capital Group as may from time to time become party to this Agreement by execution of a Joinder Agreement and hold Shares as a Transferee of Shares from another LTPC Stockholder.

“LTPC Stockholders’ Designees” has the meaning set forth in Section 3.1(b).

“Necessary Action” means, with respect to a specified result, all commercially reasonable actions required to cause such result that are within the power of a specified Person, including (i) voting or providing a written consent or proxy with respect to the Common Stock, (ii) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (iii) executing agreements and instruments, (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result and (v) causing members of the Board of Directors, subject to any fiduciary duties that such members may have as directors of the Company), to act in a certain manner, including causing members of the Board of Directors or any nominating and governance committee of the Board of Directors to recommend the appointment of any Stockholders’ Designees as provided by this Agreement.

“Permitted Transferee” means (i) with respect to the Salter Stockholders, any Transfer of Shares to (A) any successor by death of Salter, (B) any corporation, limited liability company or other entity (other than any corporation, limited liability company or other entity that is a Competitor) at least fifty-one percent (51%) of the equity securities of which are owned, beneficially and of record, directly or indirectly, by (1) Salter and/or (2) any trust, partnership, limited liability company or custodianship for the primary benefit of Salter or the Family Members of Salter and in respect of which Salter is the managing member or has the sole right, directly or indirectly, to elect or appoint at least a majority of the members of the board of directors or Persons performing similar functions, and/or (C) any trust, partnership, limited liability company or custodianship for the primary benefit of Salter or the Family Members of Salter (provided that Salter serves as the trustee, general partner, managing member or custodian thereof) and (ii) with respect to Stockholders other than the Salter Stockholders, any Transfer of Shares by such Stockholder to an Affiliate of such Stockholder; provided, however, that the restrictions contained in this Agreement will continue to apply to Shares after any Permitted Transfer of such Shares. For purposes of this Agreement, a “Family Member” of a Salter Stockholder shall include any member of the class consisting of Salter’s spouse, descendants, parent, sibling (by whole or half blood or by adoption), or the spouse of any such descendent, parent or sibling.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, government (or agency or political subdivision thereof) or any other entity or group (as defined in Section 13(d) of the Exchange Act).

“Salter Director” has the meaning set forth in Section 3.1(a).

“Salter Majority Interest” means, at any given time, the Salter Stockholders holding a majority of the outstanding Shares held at that specified time by all Salter Stockholders.

“Salter Stockholders” means (i) James Salter, a natural person (“Salter”), (ii) Salter Holdings LLC, and (v) such other Permitted Transferees of Salter as may from time to time become party to this Agreement by execution of a Joinder Agreement and hold Shares as a Transferee of Shares from another Salter Stockholder.

“Salter Stockholders’ Designee” has the meaning set forth in Section 3.1(e).

“Shares” means, at any time, (i) shares of Common Stock and (ii) any other equity securities now or hereafter issued by the Company, together with any options thereon and any other shares of stock or other equity securities issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or in replacement or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

“Stockholders” means the Stockholders and any other stockholders who from time to time become party to this Agreement by execution of a Joinder Agreement.

“Stockholders’ Designee” means, collectively or individually as the context may require, the GA Stockholders’ Designee, the LGP Stockholders’ Designee, the LTPC Stockholders’ Designees and Salter.

“Transfer” means any direct or indirect transfer, sale, synthetic sale, grant of a participation in or reference under a derivatives contract or any other arrangement, pledge, conveyance, bequest, hypothecation, encumbrance, assignment or other disposition of any assets or securities (whether voluntarily, involuntarily, in whole or in part, by operation of law or otherwise).

“Transferee” means the recipient of a Transfer.

SECTION II.             REPRESENTATIONS AND WARRANTIES

2.1               Representations and Warranties of the Initial Stockholders. Each Stockholder has the power and authority to enter into this Agreement and carry out its obligations hereunder. Each of the Stockholders hereby represents, warrants and covenants to the Company as follows: (a) if such Stockholder is an entity, this Agreement has been duly authorized, executed and delivered by such Stockholder; (b) this Agreement constitutes the valid and binding obligation of such Initial Stockholder enforceable against it in accordance with its terms; and (c) if such Stockholder is an entity, the execution, delivery and performance by such Stockholder of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to such Stockholder, or require such Stockholder to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not constitute a breach of or default under any material agreement to which such Stockholder is a party. If such Stockholder is a natural person, such person has full capacity to contract.

2.2               Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to the Stockholders as follows: (a) the Company has full corporate power and authority to enter into this Agreement and perform its obligations hereunder; (b) this Agreement constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms; and (c) the execution, delivery and performance by the Company of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to the Company, or require the Company to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of the Company.

SECTION III.            CORPORATE GOVERNANCE

3.1               Board of Directors.

(a)             Composition of Initial Board of Directors. As of the Closing, the Board of Directors shall be comprised of eight (8) directors: (i) the following two (2) of whom shall be deemed to have been designated by the LTPC Stockholders (each, a “LTPC Director”): Colm Lanigan and Dag Skattum; (ii) the following of whom shall be deemed to have been designated by the GA Stockholders (the “GA Director”): Andrew Crawford; (iii) the following of whom shall be deemed to have been designated by the LGP Stockholders (the “LGP Director”): Jonathan Seiffer; (iv) the following of whom shall be deemed to have been designated by the Salter Stockholders (the “Salter Stockholder Director”): Salter; and (v) three of whom shall be the following independent directors: John Smith, Liz Smith and Jeanine Liburd (collectively, including any future independent directors, the “Independent Directors” and each an “Independent Director”). Following the Closing, each Stockholder and the Company agrees, severally and not jointly, to take all Necessary Action to cause the Board of Directors to include the individuals named in clauses (i) through (iv) of this Section 3.1(a) or that are otherwise appointed pursuant to Section 3.1(b), (c), (d) and (e) (in each case subject to the terms and conditions of this Section 3.1), with any other Directors to be elected in accordance with the Company’s bylaws. The Company shall take all Necessary Action such that the foregoing Directors shall be divided into three classes of directors, each of whose members shall serve for staggered three-year terms as follows:

(i)	the class I directors shall initially include Andrew Crawford and Dag Skattum;

(ii)	the class II directors shall initially include Jonathan Seiffer, Jeanine Liburd and John Smith; and

(iii)	the class III directors shall initially include Salter, Liz Smith and Colm Lanigan.

The initial term of the class I directors shall expire immediately following the Company’s 2022 annual meeting of stockholders at which Directors are elected. The initial term of the class II directors shall expire immediately following the Company’s 2023 annual meeting of stockholders at which Directors are elected. The initial term of the class III directors shall expire immediately following the Company’s 2024 annual meeting at which Directors are elected. In the event that any nominee of a Designating Stockholder shall fail to be elected to the Board of Directors at any annual or special meeting of stockholders (or written consent in lieu of such meeting) at which such nominee is up for election, the Company shall use its best efforts to cause such nominee of such Designating Stockholder (or a new designee of such Designating Stockholder) to be elected to the Board of Directors, as soon as possible, and the Company and the Stockholders shall take all Necessary Action to accomplish the same, including, Necessary Action to increase the size of the Board of Directors and appointing such nominee to fill the vacancy created by such increase.

(b)             LTPC Stockholders’ Representation. For so long as the LTPC Stockholders hold, in the aggregate, a number of shares of Common Stock representing at least the percentages shown below of the number of shares of Common Stock held in the aggregate by the LTPC Stockholders immediately following the consummation of all sales of Common Stock contemplated by the Underwriting Agreement (as adjusted for stock splits, combinations, reclassifications and similar transactions), the Company shall take all Necessary Action to include in the slate of nominees recommended by the Board of Directors for election as directors at each applicable annual or special meeting of stockholders (or written consent in lieu of such meeting) at which Directors designated by the LTPC Stockholders are to be elected such that the number of individuals designated by the LTPC Majority Interest (each, a “LTPC Stockholders’ Designee” and, collectively, the “LTPC Stockholders’ Designees”) that serve on the Board (assuming such designee(s) are elected) will be as shown below.

Percentage	Number of Directors
50% or greater	2
Less than 50% but greater than or equal to 25%	1

For as long as the Board of Directors is staggered, (i) for so long as the LTPC Stockholders have the right to designate two nominees for election to the Board of Directors, in no event shall both LTPC Stockholders’ Designees serve in the same class of directors and (ii) for so long as the LTPC Stockholders are entitled to designate only one nominee for election to the Board of Directors, such designee shall be a class III director. Upon any decrease in the number of Directors that the LTPC Stockholders are entitled to designate for election to the Board of Directors, the LTPC Stockholders shall, upon request from the Company, use their reasonable best efforts to cause the appropriate number of LTPC Stockholders’ Designees to offer to tender his or her resignation. If such resignation is then accepted by the Board of Directors, the Company shall cause the size of the Board of Directors to be reduced accordingly unless the Company, with the approval of a majority of the remaining Directors, determines not to reduce the authorized size of the Board of Directors, in which case the Board of Directors shall act in accordance with the bylaws of the Company then in effect to appoint or nominate a new director to the Board of Directors.

(c)             LGP Stockholders’ Representation. For so long as the LGP Stockholders hold, in the aggregate, a number of shares of Common Stock representing at least 50% of the number of shares of Common Stock held in the aggregate by the LGP Stockholders immediately following the consummation of all sales of Common Stock contemplated by the Underwriting Agreement (as adjusted for stock splits, combinations, reclassifications and similar transactions), the Company shall take all Necessary Action to include in the slate of nominees recommended by the Board of Directors for election as Directors at each applicable annual or special meeting of stockholders at which Directors are to be elected one individual designated by the LGP Majority Interest (the “LGP Stockholders’ Designee”).

If the LGP Stockholders are no longer entitled to designate the LGP Stockholders’ Designee for election to the Board of Directors, the LGP Stockholders shall, upon request from the Company, use their reasonable best efforts to cause the LGP Stockholders’ Designee to offer to tender his or her resignation. If such resignation is then accepted by the Board of Directors, the Company shall cause the size of the Board of Directors to be reduced accordingly unless the Company, with the approval of a majority of the remaining Directors, determines not to reduce the authorized size of the Board of Directors, in which case the Board of Directors shall act in accordance with the bylaws of the Company then in effect to appoint or nominate a new director to the Board of Directors.

(d)             GA Stockholders’ Representation. For so long as the GA Stockholders hold, in the aggregate, a number of shares of Common Stock representing at least 50% of the number of shares of Common Stock held in the aggregate by the GA Stockholders immediately following the consummation of all sales of Common Stock contemplated by the Underwriting Agreement (as adjusted for stock splits, combinations, reclassifications and similar transactions), the Company shall take all Necessary Action to include in the slate of nominees recommended by the Board of Directors for election as Directors at each applicable annual or special meeting of stockholders at which Directors are to be elected one individual designated by the GA Majority Interest (the “GA Stockholders’ Designee”).

If the GA Stockholders are no longer entitled to designate the GA Stockholders’ Designee for election to the Board of Directors, the GA Stockholders shall, upon request from the Company, use their reasonable best efforts to cause the GA Stockholders’ Designee to offer to tender his or her resignation. If such resignation is then accepted by the Board of Directors, the Company shall cause the size of the Board of Directors to be reduced accordingly unless the Company, with the approval of a majority of the remaining Directors, determines not to reduce the authorized size of the Board of Directors, in which case the Board of Directors shall act in accordance with the bylaws of the Company then in effect to appoint or nominate a new director to the Board of Directors.

(e)             Salter Stockholders’ Representation. For so long as (x) the Salter Stockholders hold, in the aggregate, a number of shares of Common Stock representing at least 50% of the shares of Common Stock held in the aggregate by the Salter Stockholders immediately following the consummation of all sales of Common Stock contemplated by the Underwriting Agreement (as adjusted for stock splits, combinations, reclassifications and similar transactions) or (y) Salter holds the title of the Chief Executive Officer of the Company, the Company shall take all Necessary Action to include in the slate of nominees recommended by the Board of Directors for election as Directors at each applicable annual or special meeting of stockholders at which Directors are to be elected one individual designated by the Salter Majority Interest (the “Salter Stockholders’ Designee”); provided, however, that if the Salter Majority Interest is entitled to designate a Director only pursuant to clause (y) of this Section 3.1(e), such Salter Stockholders’ Designee may only be Salter.

If the Salter Stockholders are no longer entitled to designate the Salter Stockholders’ Designee for election to the Board of Directors, the Salter Stockholders shall, upon request from the Company, use their reasonable best efforts to cause the Salter Stockholders’ Designee to offer to tender his or her resignation. If such resignation is then accepted by the Board of Directors, the Company shall cause the size of the Board of Directors to be reduced accordingly unless the Company, with the approval of a majority of the remaining Directors, determines not to reduce the authorized size of the Board of Directors, in which case the Board of Directors shall act in accordance with the bylaws of the Company then in effect to appoint or nominate a new director to the Board of Directors.

(f)              Independent Directors. Following the initial term of each initial Independent Director, the applicable Independent Director listed above, or an alternative Independent Director, shall be nominated by the nominating and corporate governance committee of the Board of Directors in accordance with the Company’s bylaws, applicable Laws and stock exchange regulations.

(g)         Additional Obligations. A Stockholders’ Designee designated for election (including pursuant to Sections 3.1(b)-(e)) as a Director shall comply with any applicable requirements of the charter for, and related guidelines of, the nominating and corporate governance committee of the Board of Directors. Notwithstanding anything to the contrary in this Section III, in the event that the Board of Directors determines in good faith, after consultation with outside legal counsel, that its nomination, appointment or election of a particular Stockholders’ Designee pursuant to this Section 3.1 would constitute a breach of its fiduciary duties to the Company’s stockholders or does not otherwise comply with any requirements of the charter for, or related guidelines of, the nominating and corporate governance committee of the Board of Directors, then the Board of Directors shall inform the applicable Designating Stockholder of such determination in writing and explain in reasonable detail the basis for such determination and the applicable Designating Stockholder shall designate another individual for nomination, election or appointment to the Board of Directors (subject in each case to this Section 3.1(g)), and the Board of Directors and the Company shall take all of the actions required by this Section III with respect to the election of such substitute Stockholders’ Designee. It is hereby acknowledged and agreed that the fact that a particular Stockholders’ Designee is an Affiliate, director, professional, partner, member, manager, employee, representative or agent of the applicable Designating Stockholder or any of its Affiliates or is not an independent director shall not in and of itself constitute an acceptable basis for such determination by the Board of Directors.

(h)         Designees. If at any time a Designating Stockholder has designated fewer than the total number of individuals that it is entitled to designate pursuant to Section 3.1(b)-(e), such Designating Stockholder shall have the right, at any time and from time to time, to designated such additional individuals which it is entitled to so designate, in which case, the Company shall use its best efforts to cause such nominee of such Designating Stockholder (or a new designee of such Designating Stockholder) to be elected to the Board of Directors, as soon as possible, and the Company and the Stockholders shall take all Necessary Action to accomplish the same, including, Necessary Action to increase the size of the Board of Directors and appointing such nominee to fill the vacancy created by such increase.

(i)           Vacancies.

(i)                        Except as provided in Section 3.1(c) with respect to decreases in ownership of the LGP Stockholders, (A) the LGP Majority Interest shall have the exclusive right (subject to the immediately succeeding sentence) to request the removal of the LGP Stockholders’ Designee from the Board of Directors in accordance with the bylaws of the Company then in effect, and the Company shall take all Necessary Action to cause the removal (whether for or without cause) of the LGP Stockholders’ Designee at the request of the LGP Majority Interest and (B) the LGP Majority Interest shall have the exclusive right to designate a director for election to the Board of Directors to fill a vacancy (for the remainder of the then current term) created by reason of death, disability, removal or resignation of the LGP Stockholders’ Designee to the Board of Directors, and the Company shall take all Necessary Action to cause any such vacancy to be filled by the replacement director designated by the LGP Stockholders as promptly as reasonably practicable.

(ii)                        Except as provided in Section 3.1(d) with respect to decreases in ownership of the GA Stockholders, (A) the GA Majority Interest shall have the exclusive right (subject to the immediately succeeding sentence) to request the removal of the GA Stockholders’ Designee from the Board of Directors in accordance with the bylaws of the Company then in effect, and the Company shall take all Necessary Action to cause the removal (whether for or without cause) of the GA Stockholders’ Designee at the request of the GA Majority Interest and (B) the GA Majority Interest shall have the exclusive right to designate a director for election to the Board of Directors to fill a vacancy (for the remainder of the then current term) created by reason of death, disability, removal or resignation of the GA Stockholders’ Designee to the Board of Directors, and the Company shall take all Necessary Action to cause any such vacancy to be filled by the replacement director designated by the GA Stockholders as promptly as reasonably practicable.

(iii)                        Except as provided in Section 3.1(e) with respect to decreases in ownership of the Salter Stockholders, (A) the Salter Majority Interest shall have the exclusive right (subject to the immediately succeeding sentence) to request the removal of the Salter Stockholders’ Designee from the Board of Directors in accordance with the bylaws of the Company then in effect, and the Company shall take all Necessary Action to cause the removal (whether for or without cause) of the Salter Stockholders’ Designee at the request of the Salter Majority Interest and (B) the Salter Majority Interest shall have the exclusive right to designate a director for election to the Board of Directors to fill a vacancy (for the remainder of the then current term) created by reason of death, disability, removal or resignation of the Salter Stockholders’ Designee to the Board of Directors, and the Company shall take all Necessary Action to cause any such vacancy to be filled by the replacement director designated by the Salter Stockholders as promptly as reasonably practicable.

(iv)                        Except as provided in Section 3.1(b) with respect to decreases in ownership of the LTPC Stockholders, (A) the LTPC Majority Interest shall have the exclusive right (subject to the immediately succeeding sentence) to request the removal of any LTPC Stockholders’ Designees from the Board of Directors in accordance with the bylaws of the Company then in effect, and the Company shall take all Necessary Action to cause the removal (whether for or without cause) of any such LTPC Stockholders’ Designee at the request of the LTPC Majority Interest and (B) the LTPC Majority Interest shall have the exclusive right to designate directors for election to the Board of Directors to fill vacancies (for the remainder of the then current term) created by reason of death, disability, removal or resignation of any LTPC Stockholders’ Designees to the Board of Directors, and the Company shall take all Necessary Action to cause any such vacancies to be filled by replacement directors designated by the LTPC Stockholders as promptly as reasonably practicable.

(j)              Committees. In accordance with the Company’s certificate of incorporation and bylaws, the Board of Directors shall establish and maintain (i) an audit committee of the Board of Directors composed of not less than three (3) Directors, (ii) a nominating and corporate governance committee of the Board of Directors composed of not less than three (3) Directors, (iii) a compensation committee of the Board of Directors composed of not less than three (3) Directors, (iv) a finance and investment committee of the Board of Directors composed of not less than three (3) Directors and (v) any other committees of the Board of Directors required in accordance with applicable Laws and stock exchange regulations. Subject to applicable Laws and stock exchange regulations, and subject to requisite independence requirements applicable to such committee, (A) the LGP Stockholders shall have the right to have the LGP Director appointed to serve on the audit committee of the Board of Directors and the finance and investment committee of the Board of Directors, in either case for so long as the LGP Stockholders have the right to designate the LGP Director for nomination to the Board of Directors, (B) the LTPC Stockholders shall have the right to have one (1) LTPC Director appointed to serve on the nominating and corporate governance committee of the Board of Directors, one (1) LTPC Director appointed to serve on the finance and investment of the Board of Directors and one (1) LTPC Director appointed to serve on the compensation committee of the Board of Directors, in each case for so long as the LTPC Stockholders have the right to designate at least one (1) LTPC Director for nomination to the Board of Directors and (C) the GA Stockholders shall have the right to have the GA Director appointed to serve on the compensation committee of the Board of Directors and the finance and investment committee of the Board of Directors, in either case for so long as the GA Stockholders have the right to designate the GA Director for nomination to the Board of Directors. Any members of any committees of the Board of Directors that are not entitled to be designated by the LGP Stockholders, the LTPC Stockholders or the GA Stockholders pursuant to the preceding provisions of this Section 3.1(i) shall be Independent Directors, and the specific Independent Directors appointed as members on each such committee shall be determined by the Board of Directors (acting as a whole).

3.2               Agreement of Company. The Company hereby agrees that it will take all Necessary Actions to cause the matters addressed by this Section III to be carried out in accordance with the provisions thereof. Without limiting the foregoing, the Secretary of the Company or such other officer or employee of the Company who may be fulfilling the duties of the Secretary, shall not record any vote or consent or other action contrary to the terms of this Section III.

3.3               Information Sharing. The Company and each Stockholder acknowledges and agrees that each Stockholder Designee may share any information concerning the Company and its Subsidiaries received by them from or on behalf of the Company with the Designating Stockholder (and its Affiliates) who nominated such Stockholders’ Designee.

SECTION IV.             MISCELLANEOUS PROVISIONS

4.1               Amendment and Waiver. Any party may waive in writing any provision hereof intended for its benefit, provided, that, in the case of any waiver by the Company, such waiver is consented to in writing by the LGP Majority Interest, the GA Majority Interest, the LTPC Majority Interest and the Salter Majority Interest. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise. This Agreement may be amended only with the prior written consent of the LGP Majority Interest, the GA Majority Interest, the LTPC Majority Interest, the Salter Majority Interest and the Company. Any consent given as provided in the preceding sentence shall be binding on all parties. Further, at any time hereafter that a Stockholder Transfers Shares to a Permitted Transferee, such Permitted Transferees shall be treated as “Stockholders” for all purposes hereunder, and shall execute a Joinder Agreement in the form attached as Exhibit A hereto, which Joinder Agreement shall be attached to this Agreement and become a part hereof without any further action of any other party hereto.

4.2               Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, electronic mail, facsimile or postage prepaid), sent by express overnight courier service, or delivered to the applicable party at the respective address indicated below:

If to the Company:

Authentic Brands Group Inc.
1411 Broadway, 4th Floor
New York, NY 10018
Attn: Jay Dubiner; Kevin Clarke
Email: jdubiner@abg-nyc.com; kclarke@abg-nyc.com

with a copy (which copy shall not constitute notice) to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

Attn:     Greg Rodgers; Howard Sobel; Paul Kukish

Facsimile: (212) 751-4864

E-mail:   Gregory.Rodgers@lw.com; Howard.Sobel@lw.com; Paul.Kukish@lw.com

If to any Stockholder:

At such Person’s address for notice as set forth in the books and records of the Company, or, as to each of the foregoing, at such other address as shall be designated by a party in a written notice to other parties complying as to delivery with the terms of this Section 4.5.

All such notices, requests, demands and other communications shall, when mailed, telegraphed or sent, respectively, be effective (i) two days after being deposited in the mail, or, in the case of electronic mail, the day that such electronic mail was sent (if sent before 5:00 p.m. Eastern time) or the day after such electronic mail was sent (if sent after 5:00 p.m. Eastern time), or (ii) one day after being deposited with the express overnight courier service, respectively, addressed as aforesaid.

4.3             Counterparts; Electronic Delivery. This Agreement may be executed in two or more counterparts, and delivered via facsimile, ..pdf or other electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, pdf, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

4.4             Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any party will result in irreparable injury to the other parties, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance or injunctive relief (to the extent permitted at law or in equity). If any one or more of the provisions of this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein are not to be in any way impaired thereby, it being intended that all of the rights and privileges of the parties be enforceable to the fullest extent permitted by law.

4.5             Entire Agreement. This Agreement constitutes the entire agreement of the Stockholders and the Company with respect to the subject matter hereof.

4.6             Termination. This Agreement shall terminate automatically (without any action by any party hereto) as to the GA Stockholders, the LGP Stockholders, the LTPC Stockholders or the Salter Stockholders at such time at which the GA Stockholders, the LGP Stockholders, the LTPC Stockholders or the Salter Stockholders, as applicable, no longer have the right to designate an individual for nomination as a Director under this Agreement; provided, that the obligations of the GA Stockholders, the LGP Stockholders, the LTPC Stockholders and the Salter Stockholders to take Necessary Action pursuant to clause (i) of the definition thereof to cause the Board of the Directors to be constituted, in part, in the manner described in the second sentence of Section 3.1 shall survive such termination for as long as the GA Stockholders, the LGP Stockholders, the LTPC Stockholders or the Salter Stockholders, as applicable, beneficially own (as defined in Rule 13d-3 promulgated under the Exchange Act) at least five percent (5%) of the number of Shares of Common Stock then outstanding.

4.7               Governing Law. This Agreement is to be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.

4.8               Successors and Assigns; Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties and the respective successors and assigns of the parties as contemplated herein. Any successor to the Company by way of merger or otherwise must specifically agree to be bound by the terms hereof as a condition of such succession.

4.9               Consent to Jurisdiction; Specific Performance; WAIVER OF JURY TRIAL.

(a)             Each of the parties hereto irrevocably and unconditionally consents to the sole and exclusive jurisdiction of the state and federal courts located in Wilmington, Delaware to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to or in connection with this Agreement or the negotiation, breach, validity, termination or performance hereof and thereof or the transactions contemplated hereby and thereby and agrees that it will not bring any such action in any court other than the federal or state courts located in Wilmington, Delaware. Each party further irrevocably waives any objection to proceeding in such courts based upon lack of personal jurisdiction or to the laying of venue in such courts and further irrevocably and unconditionally waives and agrees not to make a claim that such courts are an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given as provided in Section 4.5. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto. The choice of forum set forth in this Section shall not be deemed to preclude the enforcement of any judgment of a Delaware federal or state court, or the taking of any action under this Agreement to enforce such a judgment, in any other appropriate jurisdiction.

(b)             The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity.

(c)             EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED AND DELIVERED PURSUANT TO OR IN CONNECTION HEREWITH OR THE NEGOTIATION, BREACH, VALIDITY, TERMINATION OR PERFORMANCE HEREOF AND THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. FURTHER, (I) NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY SUCH ACTION AND (II) NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 4.9. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

4.10           Further Assurances; Company Logo. At any time or from time to time after the Effective Time, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder.

4.11           No Third Party Liability. This Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto and no past, present or future direct or indirect director, officer, employee, incorporator, member, partner, stockholder, Affiliate, portfolio company in which any Stockholder or any of its investment fund Affiliates have made a debt or equity investment (and vice versa), agent, attorney or representative of any Stockholder (including any Person negotiating or executing this Agreement on behalf of a Stockholder), unless a party to this Agreement, shall have any liability or obligation with respect to this Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

4.12           Effectiveness of Agreement. This Agreement shall become effective (such time, the “Effective Time”) immediately prior to the effectiveness of the Company’s registration statement on Form S-1 related to the Initial Public Offering.  However, to the extent the Closing does not occur within thirty (30) calendar days of the date hereof, the provisions of this Agreement shall be null and void ab initio.

4.13           Inconsistent Agreements. Neither the Company nor any Stockholder shall enter into any agreement or side letter with, or grant any proxy to, any Stockholder, the Company or any other Person (whether or not such proxy, agreements or side letters are with other Stockholders, holders of Shares that are not parties to this Agreement or otherwise) that conflicts with the provisions of this Agreement or which would obligate such Person to breach any provision of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties are signing this Stockholders Agreement as of the date first set forth above.

Authentic Brands Group Inc.

By:
Name:
Title:

STOCKHOLDERS:

[•]

By:
Name:
Title:

[•]

By:
Name:
Title:

[•]

Name:
Title:

[•]

Name:
Title:

EXHIBIT A

Joinder Agreement

By execution of this signature page, [_______________] hereby agrees to become a party to, and to be bound by the obligations of, and receive the benefits of, that certain Stockholders Agreement, dated as of [ • ], 2021, by and among Authentic Brands Group Inc., a Delaware Corporation, [ • ], and certain other parties named therein, as amended from time to time thereafter.

[Name]

By:
Name:
Title:

Notice Address:

Accepted:

AUTHENTIC BRANDS GROUP INC.

By:
Name:
Title: